                                                                    EXHIBIT 12.1

RATIO OF EARNINGS TO FIXED CHARGES

SEK millions                                                        2001      2002      2003      2003-09      2004-09
                                                                    ----      ----      ----      -------      -------

Income (loss) before taxes                                 A         805       1,001     518         680        1,555

Interest expense                                           B         913       1,036     824         644          715

Capitalized interest (Note 11)                             C         198          26      15          11           10

Portion of rental expense, operating leases
          (Note 22, 1/3 of total)                          D         393         396     453         334          340

Total adj pretax income excl cap. interest               A+B+D     2,111       2,433   1,795       1,658        2,610

Total fixed charges                                      B+C+D     1,504       1,458   1,292         989        1,065

Ratio Earnings to fixed charges                                      1.4         1.7     1.4         1.7          2.5

ACCORDING TO US GAAP:

SEK millions                                                       2001      2002      2003      2003-09       2004-09
                                                                   ----      ----      ----      -------       -------
Net Income (loss), US GAAP                                           942       1,413     316         425        1,954

Income taxes, Swedish GAAP                                           605          30       1         (86)        (240)

Further income taxes, US GAAP

Further tax effect, US GAAP                                           69        (100)     51          43         (183)

Income (loss) before taxes, US GAAP                        A         268       1,483     264         468        2,377

Interest expense, US GAAP                                  B         913       1,036     824         644          715

Capitalized Interest                                       C         198          26      15          11           10

Portion of rental expense                                  D         393         396     453         334          340

Total adj pretax income excl cap. interest               A+B+D     1,574       2,915   1,541       1,446        3,432

Total fixed charges                                      B+C+D     1,504       1,458   1,292         989        1,065

Ratio Earnings to fixed charges                                      1.0         2.0     1.2         1.5          3.2

RATIO OF EARNINGS TO FIXED CHARGES - RESTRICTED GROUP

SEK millions                                                       2001      2002      2003      2003-09       2004-09
                                                                   ----      ----      ----      -------       -------

Income (loss) before taxes                                           805       1,001     518         680        1,555
        less Unrestricted group                                     (179)       (245)   (326)       (225)        (568)
        Total                                              A         626         756     192         455          987

Interest expense                                                     913       1,036     824         644          715
        less Unrestricted group                                     (242)       (263)   (239)       (236)        (211)
        Total                                              B         671         773     585         408          504

Capitalized interest                                       C         198          26      15          11           10

Portion of rental expense, operating leases
          (Note 18, 1/3 of total)                          D         393         396     453         334          340

Total adj pretax income excl cap. interest               A+B+D     1,690       1,925   1,230       1,197        1,831

Total fixed charges                                      B+C+D     1,262       1,195   1,053         753          854

Ratio Earnings to fixed charges                                      1.3         1.6     1.2         1.5          2.1